CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective amendment No. 7 to the registration statement on Form N-4 (the "Registration Statement") of our report dated February 20, 2000, relating to the financial statements appearing in the December 31, 1999 Annual Report to Contractowners of The Guardian Separate Account E.

We also consent to the use in this Post-Effective amendment No. 7 to the registration statement on Form N-4 (the "Registration Statement") of our report dated February 14, 2000 relating to the consolidated financial statements of The Guardian Insurance & Annuity Company, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Summary Financial Information about the Separate Account" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
April 14, 2000